UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

 SPECTRALINK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 28, 2005

TO THE STOCKHOLDERS OF SPECTRALINK CORPORATION

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SpectraLink Corporation (the “Company”), which will be held at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, on Tuesday, June 21, 2005, at 10:00 a.m. Colorado time.

      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

      It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ John H. Elms

John H. Elms
President and Chief Executive Officer

SPECTRALINK CORPORATION
5755 Central Avenue
Boulder, Colorado 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 21, 2005

      The Annual Meeting of Stockholders (the “Annual Meeting”) of SpectraLink Corporation (the “Company”) will be held at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, on Tuesday, June 21, 2005, at 10:00 a.m. Colorado time for the following purposes:

1.	To elect five directors to the Company’s Board of Directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the attached Proxy Statement.

      Only stockholders of record at the close of business on April 25, 2005, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection by any stockholder, for any purpose relating to the meeting, at the Company’s headquarters located at 5755 Central Avenue, Boulder, Colorado 80301 during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ David I. Rosenthal

David I. Rosenthal
Chief Financial Officer, Executive Vice President
of Finance and Administration,
Secretary and Treasurer

Boulder, Colorado
April 28, 2005

IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

SPECTRALINK CORPORATION
5755 Central Avenue
Boulder, Colorado 80301

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 21, 2005

      These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of SpectraLink Corporation, a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders to be held at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, on Tuesday, June 21, 2005, at 10:00 a.m. Colorado time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about May 16, 2005.

GENERAL PROXY INFORMATION

Purpose of the Meeting

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

Voting Rights and Solicitation of Proxies

      Only stockholders of record of the Company’s common stock on April 25, 2005, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 19,329,621 shares of common stock outstanding. Each stockholder of record is entitled to one vote for each share of common stock held by such stockholder on the record date. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

      Quorum Required. The Company’s bylaws provide that the holders of a majority of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

      Votes Required. The vote required to approve each proposal is as follows:

•	Election of Directors. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

•	Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal. Shares voted to abstain will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal. This proposal is not required by law or by our charter documents, but we are submitting this to a stockholder vote as a matter of good corporate practice. However, while our Audit Committee will consider the result of the stockholder vote, it retains discretion to take whatever action it deems would be in the best interest of the Company and its stockholders.

      The term “broker non-votes” refers to shares held by a broker in street name, which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and the ratification of the appointment of the independent registered public accounting firm are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

      Proxies. Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted as follows: (i) FOR Proposal No. 1, the election of the Board nominees named in this Proxy Statement or otherwise nominated as described in this Proxy Statement; (ii) FOR Proposal No. 2, the ratification of the Company’s independent registered public accounting firm; and (iii) in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. The persons named as proxy holders may propose one or more adjournments of the meeting to permit further solicitation of proxies or for other reasons. Any such adjournment would require the affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the meeting, and the proxy holders may vote shares with respect to which they hold proxies in favor of any such adjournment.

      You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date before the beginning of the Annual Meeting to David I. Rosenthal, Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer of the Company, at the Company’s principal executive offices. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

      Solicitation of Proxies. The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

      At the 2005 Annual Meeting, all five of the current members of the Board will stand for re-election. The names of these nominees are set forth in the table below. The authorized number of directors is presently five. All of the nominees were nominated by the Board based upon the recommendation of the Company’s Nominating and Corporate Governance Committee.

      Each director will hold office until the 2006 Annual Meeting and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for any nominee (by writing the nominee’s name where indicated on the proxy) will be voted (unless the nominee is unable or unwilling to serve) FOR the election of each nominee. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another nominee(s) of the Board.

Name	Age	Principal Occupation	Director Since
John H. Elms	45	President, Chief Executive Officer, SpectraLink Corporation	2003
Carl D. Carman	69	Private Investor	1990
Anthony V. Carollo, Chairman	63	Private Investor	1998
Werner P. Schmücking	70	Strategic Advisor to the Information and Communication Industry	2004
Gerald J. Laber	61	Private Investor, Consultant and Community Volunteer	2004

Business Experience of Nominees:

      John H. Elms

      Mr. Elms has served as a member of the Board since September 2003. Mr. Elms has served as the President, Chief Executive Officer of the Company since September 2003 and as Vice President of Operations of the Company from 1999 to September 2003.

      Carl D. Carman

      Mr. Carman has served as a member of the Board since 1990. From 1989 until 2002, Mr. Carman served as a general partner of Hill, Carman Ventures, a venture capital firm. Mr. Carman is currently retired.

      Anthony V. Carollo

      Mr. Carollo has served as a member of the Board since January 1998 and Chairman since April 2004. From June 2000 until December 2002, Mr. Carollo served as Chairman and Chief Executive Officer of Syntellect Corporation, a provider of self-service speech and advanced call-center solutions.

      Werner P. Schmücking

      Mr. Schmücking has served as a member of the Board since March 2004. From 1989 until April 2000, Mr. Schmücking was a director of Siemens AG Information and Communication Networks. Mr. Schmücking was a consultant to SAP AG from 2001 until 2003. He has also served as president of the German Telecommunication Manufacturers Association (ZVEI) and vice president of the German Association for Information Technology, Telecommunications and New Media (BITKOM). Mr. Schmücking currently serves as director of IP Value GmbH, Network Economy SA, and Willteck Communications GmbH.

      Gerald J. Laber

      Mr. Laber has served as a member of the Board since April 2004. Since 2000, Mr. Laber has been a consultant and community volunteer. From 1980 to 2000, Mr. Laber served as a partner with Arthur Andersen LLP. Mr. Laber serves as a director of Healthetech, Inc., Qualmark Corporation, Applied Films Corporation, Centennial Speciality Foods and Scott’s Liquid Gold, Inc. Mr. Laber is also a Certified Public Accountant in the State of Colorado.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE DIRECTOR NOMINEES LISTED HEREIN.

BOARD AND MANAGEMENT

Board of Directors

      Independence of Directors

      The Board follows Nasdaq Stock Market (“Nasdaq”) Marketplace Rule 4200 for director independence standards. In accordance with these standards, our Board has determined that, except for Mr. Elms, as President and Chief Executive Officer of the Company, each of the members of our Board has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise “independent” in accordance with the applicable listing standards of the Nasdaq as currently in effect.

      Board Structure and Meetings

      In 2004 the Board held seven meetings. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. During 2004, the Audit Committee met six times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met two times. Each of the current directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board while he served on the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served during 2004.

      Director Attendance at Annual Meetings

      The Company does not have a formal policy with respect to attendance by Board members at the annual meeting of stockholders, but all directors are encouraged to attend, and the Company attempts to coordinate scheduling of its annual meeting of stockholders to accommodate attendance by directors. Three non-employee directors attended the Company’s 2004 annual meeting of stockholders.

Corporate Governance and Board Committees

      The Board has adopted a Code of Conduct and Business Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees, and officers of the Company, is available at www.spectralink.com/company/ governance. Any substantive amendment or waiver of this Code may be made only by the Board of Directors upon a recommendation of the Audit Committee, and will be disclosed on the Company’s Web site. In addition, disclosure of any amendment or waiver of the Code for directors and executive officers will also be made by the filing of a Form 8-K with the Securities and Exchange Commission (the “SEC”).

      The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each charter is available on the Company’s Web site at www.spectralink.com/company/governance.

      Audit Committee

      The Audit Committee reviews, acts upon and reports to the Board with respect to various auditing and accounting matters, including retention of the Company’s independent registered public accounting firm, pre-approval of audit and non-audit services to be provided by such firm and the related fees paid. The Audit Committee makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries, provides to the Board of Directors the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, and provides the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The members of the Audit Committee are Messrs. Laber, Carman and Carollo. The Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq and the SEC for audit committee membership. In addition, the Board has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq and

SEC rules and, that in accordance with Section 407 of the Sarbanes-Oxley Act of 2002, at least one member of the Audit Committee, Mr. Laber, is qualified as an “audit committee financial expert.” A report of the Audit Committee is set forth below.

      Compensation Committee

      The Compensation Committee reviews and makes recommendations to the Board concerning reward policies, programs, and plans, and approves executive and director compensation, as well as reviewing compensation and benefits programs for employees generally. The members of the Compensation Committee are Messrs. Carman, Carollo and Laber. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq rules. A report of the Compensation Committee is set forth below.

      Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee evaluates and recommends candidates for Board positions to the Board and recommends to the Board policies on Board composition and criteria for Board membership. The Nominating and Corporate Governance Committee also recommends to the Board, and reviews on a periodic basis, the Company’s succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of the Company’s Chief Executive Officer. The Nominating and Corporate Governance Committee also reviews the Company’s compliance with Nasdaq corporate governance listing requirements. The members of the Nominating and Corporate Governance Committee during 2004 were Messrs. Carollo, Laber and Schmücking. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the Nasdaq rules.

      Prior to inquiring whether each director is willing to continue in service , the Nominating and Corporate Governance Committee evaluates all directors on an annual basis both for their contribution and participation in the Board and on each committee for which they serve in order to determine whether to recommend to the Board such directors for election at the annual meeting. The Nominating and Corporate Governance Committee considers the following factors in any such evaluation:

•	the appropriate size of the Board and its Committees;

•	the perceived needs of the Board for particular skills, background, and business experience;

•	the relevant skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements including independence requirements;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

      The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the best interests of the Company’s stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and Committee responsibilities. Board members are expected to prepare for, attend, and participate in all Board and applicable Committee meetings.

      Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements, at least a majority of the members of the Board must meet the definition of “independent” director. The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of the

Company’s management to participate as members of the Board. The Board also has designated its chairman, Mr. Carollo, as its “Lead Independent Director”.

      The Nominating and Corporate Governance Committee will consider the criteria and policies set forth above in determining if the Board requires additional candidates for director. The Nominating and Corporate Governance Committee will consider candidates for directors proposed by directors or management, may poll directors and management for suggestions, or conduct research to identify possible candidates, and may engage, if the Nominating and Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates. All such candidates will be evaluated against the criteria and pursuant to the policies and procedures set forth above. All director nominees, including incumbents, must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees at the discretion of the Nominating and Corporate Governance Committee.

      The Nominating and Corporate Governance Committee will also evaluate any recommendation for director nominee proposed by a stockholder, provided that any such recommendation is sent in writing to the Corporate Secretary at 5755 Central Avenue, Boulder, Colorado 80301 at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders, and contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment;

•	the number of shares of the Company’s common stock beneficially owned by the candidate; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

      The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of all other proposed candidates, including incumbents, and will select the nominees that in the Nominating and Corporate Governance Committee’s judgment best suit the needs of the Board at that time.

Communications by Stockholders with Directors

      Stockholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile, or email, addressed as follows: Board of Directors or individual director, c/o David I. Rosenthal, Corporate Secretary, 5755 Central Avenue, Boulder, Colorado 80301. The Corporate Secretary will relay all communications to directors absent safety or security issues. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with the Company’s policy regarding accounting complaints and concerns.

Director Compensation

      Each non-employee director (four people as of April 28, 2005) receives an annual payment of $5,000 for serving as a director of SpectraLink. The Chairman of the Board receives an additional annual payment of $10,000, the chairman of the Audit Committee receives an additional annual payment of $5,000 and the chairmen of each of the Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual payment of $3,500. In addition, each non-employee director is reimbursed for his reasonable travel expenses in attending board and committee meetings, and receives $1,500 for each Board of Director or Committee meeting, or $500 for any telephonic Board or Committee meeting, attended by the director.

      Each non-employee director also receives an option to purchase 40,000 shares of Common Stock upon becoming a director of the Company. This stock option has an exercise price equal to the fair market value of the Common Stock on the date of grant, and 50% of the stock options vest at the first anniversary of the date of grant, and monthly thereafter over the following twelve months (i.e., 4.17% per month) subject to continued service with the Company. Each continuing non-employee director receives an annual stock option to purchase 10,000 shares of Common Stock exercisable at the fair market value of the Common Stock on the date of grant, subject to the vesting at the first anniversary following the date of grant and monthly thereafter over the following twelve months (i.e., 4.17% per month subject to continued service with the Company).

The Chairman of the Board receives an additional annual stock option to purchase 10,000 shares of Common Stock exercisable at the fair market value of the Common Stock on the date of grant, subject to the same vesting above.

      In 2004, the Company granted stock options to all of its directors. The stock options granted Mr. Elms, who was the Company’s employee director at the time of the grant, are described in the Summary Compensation Table. The stock options granted to Messrs. Carman, Carollo, Laber and Schmücking, the non-employee directors of the Company, are described in the following table:

		Shares Subject	Exercise Price
Director	Date of Grant	to Option	per Share(1)
Carl D. Carman	06/21/04	10,000	$14.31

Anthony V. Carollo	06/21/04	20,000	$14.31

Werner P. Schmücking (2)	03/09/04	40,000	$18.81
	06/21/04	10,000	$14.31

Gerald J. Laber(3)	04/19/04	40,000	$16.08
	06/21/04	10,000	$14.31
(1)	All options were granted at an exercise price equal to the fair market value of the Company’s stock on the date of grant.

(2)	Mr. Schmücking was nominated to the Board on March 9, 2004.

(3)	Mr. Laber was nominated to the Board on April 19, 2004.

Executive Officers

The following table presents the names, offices, and ages of each of our executive officers, as of April 28, 2005:

Name, Age and Position with
SpectraLink	Principal Occupation During Past Five Years
John H. Elms, 45 President, Chief Executive Officer and Director	President and Chief Executive Officer since September 2003. Vice President of Operations of SpectraLink from 1999 to September 2003.

David I. Rosenthal, 50 Chief Financial Officer, Executive Vice President of Finance & Administration, Secretary and Treasurer	Chief Financial Officer, Executive Vice President of Finance and Administration, and Secretary of SpectraLink since August 2004. Treasurer of SpectraLink since March 23, 2005. Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer of SpectraLink since April 2004. Executive Vice President and Chief Financial Officer of StarTek, Inc. from August 2001 to November 2003. Acting Chief Financial Officer for Celestial Seasonings from 1999 to 2000. Mr. Rosenthal is a director of Cyanotech Corporation.

Gary L. Bliss, 55 Executive Vice President of Engineering	Executive Vice President of Engineering of SpectraLink since August 23, 2004. Vice President of Engineering of SpectraLink since 1990.

John A. Kelley, 55 Executive Vice President of Operations	Executive Vice President of Operations of SpectraLink since August 23, 2004, Vice President of Operations of SpectraLink since September 2003. President of JK Associates from 2002 to September 2003. Vice President, Global Services Operations, of Compaq Computer Corporation from 2000 to 2003.

Jill F. Kenney, 49 Executive Vice President of Sales & Marketing	Executive Vice President of Sales and Marketing of SpectraLink since August 23, 2004. Vice President of Sales and Marketing of SpectraLink since May, 2004. Corporate Vice President of Worldwide Marketing and Strategy for StorageTek from 2001 to 2004. Senior Vice President for the Xerox Corporation’s North America Solutions Group-Eastern Region from 2000 to 2001.

Executive Compensation and Related Information

      The following table sets forth certain information regarding the compensation earned for services rendered in all capacities to SpectraLink for the three fiscal years ended December 31, 2002, 2003 and 2004, by SpectraLink’s Chief Executive Officer at December 31, 2004, and our four other most highly compensated executive officers at December 31, 2004, whose salary and bonus exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

			Annual Compensation				Long-Term Compensation
							Securities
							Underlying
Name and							Options	All Other
Principal Position	Year		Salary	Bonus(*)	Other		Granted	Compensation(#)
John H. Elms	2004		$262,428	$138,869	$551	(2)	35,000	$16,500
President and Chief	2003	(1)	212,150	94,397	0		145,000	16,032
Executive Officer	2002		191,388	0	0		65,000	12,236

David I. Rosenthal Chief Financial Officer, Executive Vice President of Finance &	2004	(3)	165,705	55,179	0		100,000	5,933
Administration,	2003		0	0	0		0	0
Secretary and Treasurer	2002		0	0	0		0	0

Gary L. Bliss Executive Vice	2004		223,112	74,699	0		75,000	16,550
President of	2003		212,911	78,314	0		55,000	16,033
Engineering	2002		202,369	0	0		75,000	12,805

John A. Kelley	2004		205,500	68,696	0		25,000	14,760
Executive Vice	2003	(4)	41,025	14,483	24,953	(5)	75,000	0
President of Operations	2002		0	0	0		0	0

Jill F. Kenney Executive Vice	2004	(6)	156,250	228,639	0		100,000	6,067
President of Sales &	2003		0	0	0		0	0
Marketing	2002		0	0	0		0	0

(*)	Earned in the current year and paid in the immediately following subsequent year.

(#)	Represents life insurance and health insurance premiums the Company paid on behalf and 401(k) match.

(1)	Mr. Elms became President and Chief Executive Officer of SpectraLink on September 1, 2003.

(2)	Represents reimbursement of items taxable under IRS regulation.

(3)	Mr. Rosenthal became Chief Financial Officer, Vice President of Finance and Administration, and Secretary on April 19, 2004.

(4)	Mr. Kelley became Vice President of Operations on October 20, 2003.

(5)	Represents a moving allowance paid to Mr. Kelley.

(6)	Ms. Kenney became Vice President of Sales & Marketing on May 17, 2004.

      Option Grants

      The following table contains information concerning the stock options granted under SpectraLink’s 2000 Stock Option Plan to each of the Named Executive Officers during the fiscal year ended December 31, 2004. Generally, options granted under the 2000 Stock Option Plan become exercisable over a four-year period (25% after the first twelve months and 2.083% each month thereafter) and have a term of ten years, so long as the optionee’s employment with the Company continues. The 2000 Stock Option Plan provides that, in the event of a change in control, 50% of each employee’s remaining unexercisable or unvested portions of the outstanding options shall be immediately exercisable and vested in full. The options terminate if they are not assumed, substituted, or exercised prior to a change of control.

      This sets forth the potential realizable value of each grant assuming that the market value of the Company’s common stock appreciates at five percent or ten percent annually from the date of grant over the term of the option. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the option term will be at the assumed five percent or ten percent levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

      Option Grants in the Last Fiscal Year

		Individual Grants
	Number of	Percent of Total
	Securities	Options Granted to			Potential Realizable Value at Assumed
	Underlying Options	Employees in Fiscal	Exercise or Base		Annual Rates of Stock Price
Name	Granted	Year	Price/Share	Expiration Date	Appreciation for Option Term
					5%	10%
John H. Elms	1,459	0.1%	$18.39	02/06/14	$16,874	$42,762
	33,541	2.8	18.39	02/06/14	387,914	983,051

David I. Rosenthal	24,872	2.1	16.08	04/19/14	251,521	637,404
	75,128	6.4	16.08	04/19/14	759,741	1,925,334

Gary L. Bliss	7,522	0.6	18.39	02/06/14	86,995	220,462
	67,478	5.7	18.39	02/06/14	780,408	1,977,708

John A. Kelley	1,042	0.1	18.39	02/06/14	12,051	30,540
	23,958	2.0	18.39	02/06/14	277,083	702,183

Jill F. Kenney	30,580	2.6	13.08	05/17/14	251,549	637,475
	69,420	5.9	13.08	05/17/14	571,045	1,447,140

      Option Exercises and Holdings

      The following table sets forth information concerning option exercises and option holdings under the 2000 Stock Option Plan for the fiscal year ended December 31, 2004, with respect to the Named Executive Officers. The value realized represents the difference between the aggregate fair market value of the shares on the date of exercise less the aggregate purchase price paid. The value of unexercised in-the-money options is based on the closing price of SpectraLink common stock on December 31, 2004 of $14.18 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

Aggregate Options Exercised in the Last Fiscal Year
and Fiscal Year End Option Values

	Number
	of Shares Acquired	Value	Number of Unexercised Options		Value of Unexercised, In-the-Money
Name	on Exercise	Realized	Held at December 31, 2004		Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable

John H. Elms	25,500	$305,484	209,815	149,791	$1,003,522	$248,087

David I. Rosenthal	0	0	0	100,000	0	0

Gary L. Bliss	0	0	225,208	129,792	1,079,736	295,976

John A. Kelley	0	0	21,875	78,125	0	0

Jill K. Kenney	0	0	0	100,000	0	110,000

      No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during 2004 to any Named Executive Officer. The Company does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation and years of service with any of the Named Executive Officers.

Audit Committee Report

      During fiscal 2004, the Audit Committee met six times and discussed the interim financial information contained in each quarterly earnings announcement as well as the Quarterly Reports on Form 10-Q for the Company’s first, second, and third quarters of fiscal 2004 with the President and Chief Executive Officer, the Chief Financial Officer, the Corporate Controller, and the Company’s independent registered public accounting firm prior to the public release of such information. Each member of the Audit Committee meets the independence requirements of Nasdaq and the SEC.

      Management is primarily responsible for the system of internal controls and the corporate financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards, management’s assessment of the effectiveness of the internal control over financial reporting and the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring the Company’s corporate financial reporting and overseeing the internal and external audits of the Company and its subsidiaries.

      In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with KPMG LLP, the Company’s independent registered public accounting firm, with and without management present, the matters required to be discussed under Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including the overall scope of KPMG LLP’s audit, the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•	received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm their independence, and concluded that the non-audit services performed by KPMG LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2004 Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC; and

•	instructed KPMG LLP that the Committee expects to be advised if there are any subjects that require special attention.

      During the course of 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and KPMG LLP at each regularly scheduled committee meeting. The Audit Committee also held special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also received the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC, as well as KPMG LLP’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of the internal control over financial reporting and (iii) the effectiveness of operations of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005.

AUDIT COMMITTEE
Gerald J. Laber, Chairman
Carl D. Carman
Anthony V. Carollo

Compensation Committee Report

      This Compensation Committee Report describes the compensation policies and rationale applied to the compensation paid to the Company’s executive officers for the fiscal year ended December 31, 2004. The Compensation Committee has the authority to administer the Company’s stock option plans, establish the level of base salary and benefit plans payable to the Chief Executive Officer and other executive officers and key employees of the Company, and the responsibility of approving the bonus program to be in effect for the Chief Executive Officer and the other executive officers. The Compensation Committee also recommends grants of stock awards, stock options, stock appreciation rights and other awards to be made under existing incentive compensation plans. The Compensation Committee of the Board is comprised of non-employee directors, each of whom is independent for purposes of the Nasdaq rules.

      General Compensation Policy. The Committee’s fundamental compensation policy is to align executive officers compensation with their contribution to the development and financial success of the Company’s business objectives and performance, and to enable the Company to attract, retain, and reward executive officers whose contributions are necessary for the long-term success of the Company. The Compensation Committee’s objective is to have a portion of each executive officer’s compensation contingent on the Company’s performance as well as on the executive officer’s own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (1) base salary, which principally reflects an executive officer’s performance and is designed primarily to be competitive with salary levels in the industry; (2) bonus, which principally reflects SpectraLink’s performance; and (3) long-term incentive compensation, which strengthens the mutuality of interests between executive officers and stockholders.

            Factors

      The principal factors that the Compensation Committee considered in ratifying the components of each executive officer’s compensation package for 2004 are summarized below. The Compensation Committee may apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

      Base Salary. The base salary for each executive officer is reviewed annually by the Compensation Committee and adjustments are made on the basis of experience, personal performance, taking into account the average salary levels for comparable positions with companies having similar total revenues within and outside the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. Each individual’s base pay is positioned relative to the total compensation package, including cash bonus incentives and long-term stock-based incentives. Based on the factors enunciated above, in 2004, the Named Executive Officers (except the Chief Executive Officer, who is discussed below) received increases in base salary over 2003 ranging from 3% to 5%. Two of the executive officers began their service to the Company in 2004 and their initial base salaries were set based upon the factors described above.

      Cash Bonus. The target bonus for each Named Executive Officer is determined on the basis of the Company’s performance, personal performance, and the bonus levels for comparable positions within and outside the industry. Payment of each bonus relative to the target amounts is subject to the satisfaction of criteria determined by the Compensation Committee based on the bonus levels for comparable positions, and earned bonus amounts are based on performance results, including revenue and pre-tax profit targets. In addition, the Compensation Committee may from time to time award additional cash bonuses when it determines those bonuses to be in the Company’s best interest.

      In fiscal 2004, it was the policy of the Compensation Committee that no annual pre-tax profit bonus be paid unless at least 50% of the target was achieved and was capped at maximum of 125%. In addition to the annual pre-tax profit target, only the Executive Vice President of Sales and Marketing had a portion of her performance bonus based on quarterly revenue targets of a least 80% and was not capped on an annual basis.

      In fiscal 2004, 95% of the annual pre-tax profit target was achieved and at least 80% of the quarterly revenue targets were achieved and paid accordingly on a pro rata basis. No other cash bonuses were awarded to the Named Executive Officers in fiscal 2004.

      Long-Term Incentive Compensation. During the fiscal year ended December 31, 2004, the Committee made discretionary stock option grants to certain of the executive officers of the Company under the 2000 Stock Option Plan based on each officer’s personal performance. Option grants were generally made at the same time and in varying amounts in the discretion of the Committee. Typically, the size of each grant was set at a level that is deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual.

      Options generally vest over four years. Thus, the vesting of each option is contingent upon the executive officer’s continued employment with the Company. Accordingly, the options provided compensation to the executive officer only if he/she remained in the Company’s employ, and then only if the market price of the Company’s common stock appreciated over the option term.

            Chief Executive Officer Compensation

      In advising the Board with respect to Mr. Elms’ compensation, the Compensation Committee seeks to establish a level of base salary competitive with that paid by companies of comparable size within the industry and region and by companies outside the industry with which the Company competes for executive talent. In 2004, Mr. Elms received a base salary increase of 13%. Mr. Elms’ compensation included an annual target bonus based on the Company’s performance measured by its annual profits on a pre-tax basis. In 2004, the Company’s pre-tax profit was approximately 95% of the annual pre-tax target, and accordingly, a bonus for Mr. Elms was calculated on a pro rata basis and paid in 2005. In addition, the Committee made a discretionary stock option grant to Mr. Elms based on his performance under the same criteria enunciated above with respect to other executive officers; however, the size of this option was greater given his contributions to the Company is his position as President and Chief Executive Officer.

COMPENSATION COMMITTEE
Carl D. Carman, Chairman
Anthony V. Carollo
Gerald J. Laber

Compensation Committee Interlocks and Insider Participation

      Throughout 2004, the Company’s Compensation Committee consisted of Messrs. Carman, Carollo and Laber. During 2004, none of the individuals serving on the Compensation Committee was an officer or employee of the Company, nor has any of these individuals served as an officer of the Company at any other time. None of these individuals had any “Related Party Transaction” with the Company of the type required to be disclosed under 404 of Regulation S-K. During 2004, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company’s Board or the Compensation Committee.

Related Party Transactions

      The Company has adopted provisions in its bylaws that provide for indemnification of its officers and directors and the advancement of expenses for defending a lawsuit to the full extent permitted under Delaware law. In addition, the Company has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Company’s directors and executive officers for some types of expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by or in the right of the Company, arising out of their services as the Company’s director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

      The Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 and is asking the stockholders to ratify this selection. The Company is not required to seek stockholder approval of this engagement under applicable law or the Company’s charter documents, but is submitting this matter to a stockholder vote as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this engagement, although it will retain the discretion to take whatever action (or inaction) it deems to be in the best interests of the Company and its stockholders. If the engagement is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. Representatives of KPMG LLP are expected to be present at the 2005 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      KPMG LLP has been the principal independent registered public accounting firm that audits the financial statements of the Company since August 2002. In accordance with standing policy, KPMG LLP periodically changes the personnel who work on the audit. The Company has no current consulting agreements with KPMG LLP.

      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and 2004, by the Company’s principal independent registered accounting firm, KPMG LLP:

	2003	2004
Audit Fees(1)	$145,000	$357,200
Audit Related Fees(2)	21,500	17,850
Tax Fees(3)	85,145	0
All Other Fees(4)	2,000	0
Total Fees	$253,645	$375,050

(1)	Audit fees consist of fees billed, or expected to be billed, for professional services rendered for the audits of the Company’s consolidated financial statements and management’s assessment that it maintained effective internal controls over financial reporting, along with reviews of interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, and attestation services.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Services rendered by KPMG LLP related to responses prepared to an SEC comment letter and an audit of the Company’s 401(k) as required by ERISA.

(3)	Tax fees consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes. Other tax services consist of fees billed for services including tax advice, tax strategy, and other miscellaneous tax consulting and planning.

(4)	All other fees consist of fees for all other services other than those reported above. The Company’s intent is to minimize services in this category.

      Policy for Pre-approving Services and Fees of the Company’s Independent Registered Public Accounting Firm

      The Audit Committee pre-approves all services and associated fees provided to the Company and its consolidated subsidiary by the Company’s independent registered public accounting firm. In evaluating services associated with this pre-approval process, the following guidelines are used to avoid situations that affect their independence:

      The Company’s independent registered public accounting firm cannot:

•	audit his or her own work;

•	function as a part of management; and

•	serve in an advocacy role for the Company.

      The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it shall pre-approve all audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to the Audit Committee at its next meeting. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

      The Audit Committee pre-approved 100% of the audit-related fees, tax fees and all other fees incurred during the fiscal years ended December 31, 2003 and 2004.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

STOCK-RELATED INFORMATION

Stock Performance Graph

The graph below provides an indicator of cumulative total stockholder returns for SpectraLink as compared with the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Stocks weighted by market value at each measurement point.

This graph covers the period of time beginning December 31, 1999, through December 31, 2004.

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1999(1)	2000	2001	2002	2003	2004
SpectraLink	$100.00	$199.17	$236.28	$98.90	$265.79	$201.52
Nasdaq Stock Market (U.S.)	$100.00	$60.31	$47.84	$33.07	$49.45	$53.81
Nasdaq Telecommunications Stocks	$100.00	$42.59	$28.34	$13.04	$21.69	$23.14

      Footnote:

1)	The information reflected in this table assumes $100 invested on December 31, 1999, in SpectraLink stock, Nasdaq Stock Market (U.S.) and Nasdaq Telecommunications Stock and reinvestment of dividends. SpectraLink declared the Company’s first cash dividend of $0.10 per share on December 23, 2003 for stockholders of record on December 15, 2003. The Company declared four cash dividends of $0.10 per share during 2004.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report, the Compensation Committee Report, and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes except to the extent that any of these sections are specifically incorporated by reference into a filing.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

      Based solely on the Company’s review of the forms furnished to it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock were complied within the fiscal year ended December 31, 2004.

Principal Stockholders and Stock Ownership by Management

      The following table sets forth as of March 31, 2005, certain information with respect to the beneficial ownership of the Company’s common stock by: (i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock; (ii) each of the Company’s directors; (iii) the Named Executive Officers; and (iv) all directors and named executive officers as a group.

      Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, and generally includes voting or investment power with respect to such securities. Unless otherwise indicated in the following table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty days of March 31, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owner	Shares	Percentage of Outstanding
5% Beneficial Owners		Common Stock

Barclays Global Investors, NA (1)
45 Fremont Street
San Francisco, CA 94105	1,855,812	9.6

Ronald J. Juvonen (2)
c/o Downtown Associates LLC
674 Unionville Road, Suite 105
Kennett Square, PA 19348	1,807,385	9.4

State Street Research & Management (3)
One Financial Center, 31st Floor
Boston, MA 02111-2690	1,438,231	7.4

Directors and Executive Officers
Carl D. Carman (4)	108,171	*
Anthony V. Carollo (5)	15,000	*
Gerald J. Laber (6)	21,666	*
Werner P. Schmücking (7)	23,333	*
John H. Elms (8)	242,833	1.2
David I. Rosenthal (9)	27,082	*
Gary L. Bliss (10)	443,061	2.3
John A. Kelley (11)	37,499	*
Jill F. Kenney (12)	25,000	*
All directors and executive officers as a group (9 persons) (13)	943,645	4.7
*less than 1%

(1) Based upon a Schedule 13G filed February 15, 2005, indicating that (i) Barclays Global Investors, NA (“Global Investors”), has sole dispositive power with respect to 1,650,117 shares, (ii) Barclays Global Fund Advisors (“Barclays Global”) has sole dispositive power with respect to 205,695 shares and (iii) Global Investors, Barclays Global, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited, and HYMF Limited collectively, beneficially own 1,855,812.

(2) Based upon a 13G/A filed February 14, 2005, indicating that Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P., Downtown Associates IV, L.P. and Downtown Associates V, L.P. (collectively, the “Downtown Funds”), collectively own these shares. Ronald J. Juvonen is the managing member of Downtown Associates LLC, the general partner of the Downtown Funds, and as such, beneficially owns these shares.

(3) Based upon a Schedule 13G filed January 27, 2005, indicating that State Street Research & Management (“State Street Research”) has sole dispositive power with respect to 1,438,231 shares and sole voting power with respect to 966,731 shares. None of the shares are owned by record by State Street Research. The shares listed are owned of record by certain mutual funds and/or institutional accounts managed by State Street Research as investment advisors. State Street disclaims any beneficial interest in such shares.

(4) Includes 35,000 shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

(5) Includes 10,000 shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

(6) Reflects shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

(7) Reflects shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

(8) Includes 235,333 shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

(9) Reflects shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

(10) Includes 265,311 shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

(11) Reflects shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

(12) Reflects shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

(13) Includes 680,224 shares issuable upon exercise of options exercisable as of March 31, 2005, and within 60 days thereafter.

Equity Compensation Plan Information

The following table represents equity compensation plan information as of December 31, 2004:

(In thousands, except per share amounts)
Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation plans
	exercise of	exercise price of	(excluding securities
Plan Category	outstanding options	outstanding options	reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,462	$12.56	2,867
Equity compensation plans not approved by security holders	—	—	—

Total	2,462	$12.56	2,867

OTHER ITEMS

Stockholder Proposals for 2006 Annual Meeting

      Requirements for Stockholder Proposals to be Brought before the 2006 Annual Meeting. The Company’s Certificate of Incorporation provides that, for stockholder nominations to the Board to be given timely notice thereof to be considered at an annual meeting, the stockholder must have given timely notice thereof to the Corporate Secretary of the Company. In order for any such nomination or submission to be timely with respect to the 2006 Annual Meeting, the notice must be furnished to SpectraLink between March 23, 2006, and April 22, 2006. In addition, the notice must include the information called for in the Company’s Bylaws. A copy of the Certificate of Incorporation may be obtained by a stockholder, without charge, upon written request to the Corporate Secretary of SpectraLink Corporation, 5755 Central Avenue, Boulder, Colorado 80301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

      Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Any stockholder who wishes to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2006 Annual Meeting of Stockholders must submit the proposal to the Company such that it is received by the Corporate Secretary no later than January 26, 2006. Proposals should be submitted to the Corporate Secretary at the address in the preceding paragraph.

Available Information

      A copy of our Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, excluding exhibits, will be furnished without charge to any stockholder upon written request. Please write or call our Director of Investor Relations at the following address or telephone number: SpectraLink Corporation, 5755 Central Avenue, Boulder, Colorado 80301; phone (303) 440-5330. You may also access a copy of our Form 10-K on both the Company’s web site at http://www.spectralink.com/company the SEC’s web site at http://www.sec.gov.

Other Matters

      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPECTRALINK CORPORATION IN CONJUNCTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2005.

      The undersigned stockholder of SPECTRALINK CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2005, and hereby appoints David I. Rosenthal and John H. Elms, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SPECTRALINK CORPORATION to be held on Tuesday, June 21, 2005, at 10:00 a.m., Colorado time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302 and for any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Under Delaware law and the Company’s Bylaws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth below. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are items related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Please sign the card, detach it, and return your Proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

SpectraLink Corporation

DETACH HERE	ZSTL72

PROXY

SPECTRALINK CORPORATION

5755 Central Avenue
Boulder, Colorado 80301

This Proxy is solicited on behalf of the board of directors.

The undersigned hereby appoints John H. Elms and David I. Rosenthal, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of SpectraLink Corporation (the “Company”) held of record by the undersigned on April 25, 2005, at the Annual Meeting of Stockholders to be held on June 21, 2005, and any adjournment(s) or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	:

Log on to the Internet and go to http://www.eproxyvote.com/slnk

OR

Vote-by-Telephone	'

Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the internet or by telephone, please do not mail in your card.

[STLCM - SPECTRALINK CORPORATION] [FILE NAME: ZSTL71.ELX] [ZSPECL.LGO] [VERSION - (2)] [04/27/05] [orig. 04/26/05] DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSTL71

☒	Please mark votes as in this example.	#STL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of Directors

Nominees:	(01) Carl D. Carman, (02) Anthony V. Carollo,
(03) John H. Elms, (04) Gerald J. "Bud" Laber,
(05) Werner P. Schmucking

FOR	WITHHOLD
☐	☐

☐

FOR ALL NOMINEES EXCEPT FOR AS NOTED ABOVE

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the selection of KMPG LLP, as its independent registered public accounting firm.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name appears, hereon. Joint owners should each sign. Executors, administrators, trustees, guardians, or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized person.

Signature:	Date:	Signature:	Date: